Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

February 2013 Performance Update

The Frontier Fund Supplement Dated February 28, 2013 to Prospectus Dated January 31, 2013.

The Frontier Fund Class 1 Original

THE FRONTIER FUND’S GOAL : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	February 28, 2013	February 28, 2013	NAV / Unit
	MTD	YTD
Balanced Series-1	-0.92%	-1.85%	$114.17
Tiverton/Graham/Transtrend Series-1	1.04%	1.62%	$79.93
Currency Series-1	0.18%	-2.48%	$55.50
Winton/Graham Series-1	2.12%	4.44%	$98.74
Winton Series-1	-0.81%	1.75%	$133.02

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 28, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(685,152.27)
Unrealized trading gain (loss)	100,698.60
Less: Commissions	(138,954.13)
Less: Trading Fee paid to Managing Owner	(79,523.80)
Interest income	10,402.49

Total Income	(792,529.11)
EXPENSES
Broker service fees	318,116.65
Incentive fees	75,626.40
Management fees	113,594.60

Total Expenses	507,337.65

Net Income (Loss)	$(1,299,866.76)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	1,217,058.97196	$140,238,656.50	$115.23
Current month additions	294.48281	34,080.05
Current month redemptions	(60,890.17597)	(6,937,878.02)
Net income (loss) for current month		(1,299,866.76)	(1.06)

Net asset value, end of current month	1,156,463.28000	$132,034,991.77	$114.17

	Monthly rate of return		-0.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—1

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$186,918.96
Unrealized trading gain (loss)	144,761.15
Less: Commissions	(8,927.68)
Less: Trading Fee paid to Managing Owner	(12,549.43)
Interest income	25,813.15

Total Income	336,016.15
EXPENSES
Broker service fees	50,191.40
Incentive fees	0.00
Management fees	58,402.67

Total Expenses	108,594.07

Net Income (Loss)	$227,422.08

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	274,920.82723	$21,748,798.49	$79.11
Current month additions	18.75180	1,512.36
Current month redemptions	(6,053.95007)	(484,433.50)
Net income (loss) for current month		227,422.08	0.82

Net asset value, end of current month	268,885.63000	$21,493,299.43	$79.93

	Monthly rate of return		1.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—TIVERTON/GRAHAM/TRANSTREND SERIES—1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$3,986.75
Unrealized trading gain (loss)	5,579.87
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,433.62)
Interest income	68.90

Total Income	8,201.90
EXPENSES
Broker service fees	5,734.81
Incentive fees	0.00
Management fees	0.00

Total Expenses	5,734.81

Net Income (Loss)	$2,467.09

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	46,896.97347	$2,598,017.15	$55.40
Current month additions	59.36232	3,287.19
Current month redemptions	(32,336.52918)	(1,792,375.95)
Net income (loss) for current month		2,467.09	0.10

Net asset value, end of current month	14,619.81000	$811,395.48	$55.50

	Monthly rate of return		0.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES—1

THE FRONTIER FUND WINTON/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$189,054.45
Unrealized trading gain (loss)	234,193.16
Less: Commissions	(3,967.93)
Less: Trading Fee paid to Managing Owner	(9,478.15)
Interest income	10,336.07

Total Income	420,137.60
EXPENSES
Broker service fees	37,908.48
Incentive fees	0.00
Management fees	40,200.69

Total Expenses	78,109.17

Net Income (Loss)	$342,028.43

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	170,615.64187	$16,498,298.14	$96.70
Current month additions	39.95969	3,923.75
Current month redemptions	(6,742.40156)	(658,763.67)
Net income (loss) for current month		342,028.43	2.04

Net asset value, end of current month	163,913.20000	$16,185,486.65	$98.74

	Monthly rate of return		2.11%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON/GRAHAM SERIES—1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(21.08)
Unrealized trading gain (loss)	(121,364.42)
Less: Commissions	(2,491.56)
Less: Trading Fee paid to Managing Owner	(17,728.00)
Interest income	27,508.43

Total Income	(114,096.63)
EXPENSES
Broker service fees	70,906.88
Incentive fees	0.00
Management fees	59,758.82

Total Expenses	130,665.70

Net Income (Loss)	$(244,762.33)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	232,432.78247	$31,171,343.03	$134.11
Current month additions	113.22540	15,175.63
Current month redemptions	(5,741.57508)	(772,257.18)
Net income (loss) for current month		(244,762.33)	(1.09)

Net asset value, end of current month	226,804.43000	$30,169,499.15	$133.02

	Monthly rate of return		-0.81%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(950,834.17)
Unrealized trading gain (loss)	151,645.96
Less: Commissions	(193,603.04)
Less: Trading Fee paid to Managing Owner	(110,758.48)
Interest income	20,001.55

Total Income	(1,083,548.18)
EXPENSES
Trading fees	0.00
Broker service fees	318,116.65
Incentive fees	105,602.04
Management fees	158,213.50

Total Expenses	581,932.19

Net Income (Loss)	$(1,665,480.37)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,592,719.83307	$194,968,198.40	$122.41
Current month additions	294.48281	34,080.05
Current month redemptions	(68,081.90349)	(7,927,679.27)
Net income (loss) for current month		(1,665,480.36)	(0.82)

Net asset value, end of current month	1,524,932.41000	$185,409,118.82	$121.59

	Monthly rate of return		-0.68%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$211,853.80
Unrealized trading gain (loss)	164,360.94
Less: Commissions	(10,119.36)
Less: Trading Fee paid to Managing Owner	(14,223.68)
Interest income	29,256.95

Total Income	381,128.65
EXPENSES
Trading fees	0.00
Broker service fees	50,191.40
Incentive fees	0.00
Management fees	66,194.39

Total Expenses	116,385.79

Net Income (Loss)	$264,742.86

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	303,732.91077	$24,640,760.40	$81.13
Current month additions	18.75180	1,512.36
Current month redemptions	(6,513.48090)	(531,559.21)
Net income (loss) for current month		264,742.86	0.88

Net asset value, end of current month	297,238.18000	$24,375,456.41	$82.01

	Monthly rate of return		1.08%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$4,062.70
Unrealized trading gain (loss)	5,698.73
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,460.62)
Interest income	72.81

Total Income	8,373.62
EXPENSES
Trading fees	0.00
Broker service fees	5,734.81
Incentive fees	0.00
Management fees	0.00

Total Expenses	5,734.81

Net Income (Loss)	$2,638.81

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	47,639.36684	$2,650,869.07	$55.64
Current month additions	59.36232	3,287.19
Current month redemptions	(32,423.12987)	(1,798,519.72)
Net income (loss) for current month		2,638.81	0.55

Net asset value, end of current month	15,275.60000	$858,275.35	$56.19

	Monthly rate of return		0.97%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$235,364.52
Unrealized trading gain (loss)	288,456.39
Less: Commissions	(4,951.09)
Less: Trading Fee paid to Managing Owner	(11,826.57)
Interest income	12,897.32

Total Income	519,940.57
EXPENSES
Trading fees	0.00
Broker service fees	37,908.48
Incentive fees	0.00
Management fees	50,160.31

Total Expenses	88,068.79

Net Income (Loss)	$431,871.78

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	203,645.82975	$20,585,049.38	$101.08
Current month additions	39.95969	3,923.75
Current month redemptions	(9,907.64169)	(1,053,370.47)
Net income (loss) for current month		431,871.78	1.96

Net asset value, end of current month	193,778.15000	$19,967,474.44	$103.04

	Monthly rate of return		1.94%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(419.83)
Unrealized trading gain (loss)	(164,344.81)
Less: Commissions	(3,342.09)
Less: Trading Fee paid to Managing Owner	(23,763.70)
Interest income	36,875.65

Total Income	(154,994.78)
EXPENSES
Trading fees	0.00
Broker service fees	70,906.88
Incentive fees	0.00
Management fees	80,105.99

Total Expenses	151,012.87

Net Income (Loss)	$(306,007.65)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	296,896.43111	$41,666,028.82	$140.34
Current month additions	113.22540	15,175.63
Current month redemptions	(5,741.57508)	(772,257.18)
Net income (loss) for current month		(306,007.65)	(0.94)

Net asset value, end of current month	291,268.08000	$40,602,939.62	$139.40

	Monthly rate of return		-0.67%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES